SEILER & COMPANY, LLP
            C E R T I F I E D  P U B L I C  A C C O U N T A N T S


                         CONSENT OF INDEPENDENT AUDITORS

                   We consent to the incorporation by reference in the Registration Statement on Form SB-2, of Infodata Systems Inc. to be filed December 16, 1997 of our reports dated June 3, 1997 with respect to the financial statements of AMBIA for the years ended December 31, 1995 and December 31, 1996.


/s/  Seiler & Company, LLP
--------------------------

REDWOOD CITY, CALIFORNIA
DECEMBER 18, 1997



              1100 Marshall Street, Redwood City CA 94063-2098 Tel.
                       (650) 365-4646 FAX (650) 368-4055
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                     Tel (415) 392-2123 FAX (415) 392-1720
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